EXHIBIT 10.1

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into on October 31, 2006, by and between

SILICON VALLEY BANK (“Bank”)

and the following (collectively, jointly and severally, the "Borrower") whose address is 20200 Sunburst Street, Chatsworth, California 91311:

NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation (“NASI”);

NORTH AMERICAN SCIENTIFIC, INC., a California corporation (“NASI-CA”); and

NOMOS CORPORATION, a Delaware corporation (“NOMOS”).

.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement, with an Effective Date of October 5, 2005 (as the same has been, and may hereafter from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). The Loan Agreement was amended by that certain First Amendment to Loan and Security Agreement dated January 12, 2006 (the “First Amendment”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. The parties desire to amend the Loan Agreement as herein set forth.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.  Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows, effective on October 31, 2006:

2.1  Amended and Restated Schedule 2. Schedule 2 to the Loan Agreement is amended and restated to read as set forth in the Amended and Restated Schedule 2 to Loan and Security Agreement, which is being signed by Borrower and Bank concurrently herewith.

2.2  Certain Definitions. The following definitions are added to Section 13.1 of the Loan Agreement, in alphabetical order:

“‘Quick Ratio Test’. As used herein, the ‘Quick Ratio Test’ will be deemed to be met if Borrower’s Adjusted Quick Ratio at the end of August, 2006 and at the end of each subsequent month is at least 1.00 to 1.00. If at the end of any such subsequent month Borrower’s Adjusted Quick Ratio is not at least 1.00 to 1.00, then Borrower shall not thereafter be deemed to meet the Quick Ratio Test, unless Borrower’s Adjusted Quick Ratio is at least 1.00 to 1.00 for a subsequent continuous period, continuous to the date of determination, and such continuous period is at least three calendar months. As used herein, “Adjusted Quick Ratio” means the ratio of (i) Borrower’s unrestricted cash plus Borrower’s net Accounts to (ii) the total of Borrower’s current liabilities (including all of the Obligations to Bank).”

“ ‘Reduced Borrowing Test’. As used herein, the ‘Reduced Borrowing Test’ will be deemed to be met on a day if, on such day, the total of (i) the outstanding Advances, plus the outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus the FX Reserve, plus the outstanding Obligations relating to Cash Management Services, is less than (ii) 50% of the Borrowing Base (without regard to the Revolving Line Credit Amount).”

2.3  Audits. Section 6.2(d) of the Loan Agreement, which presently reads as follows

“(d)   Allow Bank to audit Borrower's Collateral at Borrower's expense, with the first of such audits to be completed, with results satisfactory to Bank prior to the making of any Advances hereunder (it being understood that Bank has heretofore conducted an audit of Borrower’s Collateral). After the initial audit, such audits will be conducted no more often than every 6 months, unless an Event of Default or Default has occurred and is continuing and in such event there shall be no limitation as to the frequency of audit conducted. Further, upon the effectiveness of the Asset Based Terms, an audit shall be conducted within 90 days of the effectiveness thereof and subsequent audits shall be conducted on a quarterly basis or at such other frequency as the conditions warrant as Bank shall determine in its good faith business judgment (unless there are no Credit Extensions outstanding and Borrower has not requested that Bank extend any Credit Extensions hereunder and in such case audits shall be conducted not more frequently than quarterly, or as Bank shall reasonably determine as conditions warrant). In connection with Bank’s field audits, Borrower shall pay to Bank the sum of $750 per day during such audit, plus Bank’s reasonable out of pocket expenses incurred in connection therewith.”

is amended to read as follows:

“(d)   Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than every 6 months, provided that (i) if the Quick Ratio Test is not met, such audits will be conducted no more often than every 3 months, and (ii) if an Event of Default or Default has occurred and is continuing there shall be no limitation as to the frequency of audit conducted. In connection with Bank’s field audits, Borrower shall pay to Bank the sum of $750 per day during such audit, plus Bank’s reasonable out of pocket expenses incurred in connection therewith.”

2.4  Collection of Accounts. The portion of Section 2 of Exhibit E to the Loan Agreement, which presently reads as follows:

“(2)   Collection of Accounts. Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. Borrower agrees that it will not commingle such payments and proceeds with any of Borrower's other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Bank may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify.”

is amended to read as follows:

“(2)   Collection of Accounts. Borrower shall direct all Account Debtors to make payment of all Accounts directly to a lockbox established with Bank (the ‘Lockbox’). Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deposit all such payments and proceeds in the Lockbox. All sums received in the Lockbox shall be transferred by Bank to Borrower’s operating account at Bank, provided that if, at any time, the Quick Ratio Test is not met and the Reduced Borrowing Test is not met, then all sums received in the Lockbox shall be applied by Bank to the Obligations in such order as Bank shall determine, and any excess shall be transferred by Bank to Borrower’s operating account at Bank.”

2.5  “Float”. The portion of Section 3 of Exhibit E to the Loan Agreement, which presently reads as follows

“(3)   Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts shall be deemed applied by Bank on account of the Obligations two Business Days after receipt by Bank of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon (Pacific Time) on any day shall be deemed received on the next Business Day.”

is amended to read as follows:

“(3)   Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts) shall be deemed applied by Bank on account of the Obligations on receipt by Bank of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon (Pacific Time) on any day shall be deemed received on the next Business Day, provided that if, at any time, the Quick Ratio Test is not met, and the Reduced Borrowing Test is not met, then in computing interest on the Obligations, all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts) shall be deemed applied by Bank on account of the Obligations two Business Days after receipt by Bank of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon (Pacific Time) on any day shall be deemed received on the next Business Day.

2.6  Other Reporting Requirements. The following is hereby added to Exhibit E to the Loan Agreement at the end of Section (7) thereof, following subparagraph 8:

“9. Annual financial projections for each fiscal year, approved by Borrower’s Board of Directors (including income statement, balance sheet and cash flow) no later than 30 days after the beginning of such fiscal year and interim updates thereto as requested by Bank.

10. If, at the time, the Quick Ratio Test is met or the Reduced Borrowing Test is met, a Transaction Report within 30 days after the end of each month.

2.7  Transaction Reports. The following is hereby added at the end of Exhibit E to the Loan Agreement:

“(8) Transaction Reports. Notwithstanding the foregoing, Transaction Reports will not be required weekly, if, at the time, the Quick Ratio Test is met or the Reduced Borrowing Test is met. Even if weekly Transaction Reports are not required, a Transaction Report will be required at the time of a request for an Advance.”

2.8  Exhibit E Continues Effective. As provided in the First Amendment, Exhibit E to the Loan Agreement (as modified by this Amendment) continues to be effective and operative.

2.9  Exhibit D. Exhibit D to the Loan Agreement, the form of Compliance Certificate, is hereby replaced by Exhibit D hereto.

2.10  Subsidiary. The portion of the definition of “Permitted Investments” in Section 13.1 of the Loan Agreement, which presently reads: “Theseus Imaging Corporation, a current domestic subsidiary of NASI which Borrower represents to Bank will be dissolved no later than October 31, 2006,” is amended to read:

“Theseus Imaging Corporation, a current domestic subsidiary of NASI which Borrower represents to Bank will be dissolved no later than July 31, 2007,”

3.  Limitation of Amendments.

3.1  The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2  This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.  Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1  Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2  Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3  The organizational documents of Borrower delivered to Bank on the Effective Date remain accurate and complete and have not been amended, supplemented or restated since the Effective Date and are, and continue to be, in full force and effect;

4.4  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material agreement by which Borrower or its property is bound, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.8  The written report as to the status of certain litigation, which was provided by Borrower to Bank in connection with this Amendment, shall be deemed part of the Perfection Certificate dated September 25, 2006 provided by Borrower to Bank.

5.  Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.  Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

“Borrower”: NORTH AMERICAN SCIENTIFIC, INC. A Delaware corporation By /s/L.Michael Cutrer President or Vice President	“Bank”: SILICON VALLEY BANK By /s/Kurt Miklinski Title Vice President
“Borrower”: NORTH AMERICAN SCIENTIFIC, INC. A California corporation By /s/L.Michael Cutrer President or Vice President
“Borrower”: NOMOS CORPORATION By /s/L.Michael Cutrer President or Vice President

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
38 Technology Drive, Suite 150
Irvine, CA 92618

FROM:	North American Scientific, Inc., a Delaware corporation
North American Scientific, Inc., a California corporation; and
NOMOS Corporation, a Delaware corporation

The undersigned authorized officers of each of North American Scientific, Inc., a Delaware corporation, North American Scientific, Inc., a California corporation, and NOMOS Corporation (collectively “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date, provided that any representations and warranties expressly referring to another date are true and correct in all material respects as of such other date. In addition, the undersigned certifies that (1) Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (2) no liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits which Borrower has not previously notified in writing to Bank. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes	No	N/A
Quarterly Reports on Form 10-Q	Within 5 days of filing to the SEC		Yes	No	N/A
Annual Report on Form 10-K (Audited)	FYE within 5 days of filing with the SEC		Yes	No	N/A
A/R & A/P Agings	Monthly w/in 15 days		Yes	No	N/A
Weekly transactions reports and schedules of collections (when required under Loan Agreement)	Weekly		Yes	No	N/A
Monthly reconciliations of A/R agings, Transaction Reports and general ledger	Monthly within 30 days		Yes	No	N/A

Financial Covenant	Required	Actual	Complies

Maintain at all times and measured on a monthly basis: Minimum Tangible Net Worth	$5,000,000	$______________	Yes	No	N/A

Borrower only has deposit accounts located at the following institutions: ___________________.

Has Borrower filed any new Trademark, Patent or Copyright applications? Yes / No
(If “yes”, please list below and complete the attached Addendum to Intellectual Property Security Agreement)

Trademarks: ___________________________________________________

Patents: _______________________________________________________

Copyrights: ______________________________________________________

Comments Regarding Exceptions: See Attached.

BANK USE ONLY
North American Scientific, Inc.	Received by:
A Delaware corporation	AUTHORIZED SIGNER

By:	Date:
Authorized Signer

Verified:
North American Scientific, Inc.	AUTHORIZED SIGNER
A California corporation
Date:

By:	Compliance Status: Yes No
Authorized Signer

NOMOS Corporation
A Delaware corporation

By:
Authorized Signer

Date

CH1 11133629.1

Amended and Restated Schedule 2
to
Loan and Security Agreement

Borrower:	North American Scientific, Inc., a Delaware Corporation
North American Scientific, Inc., a California Corporation
NOMOS Corporation, a Delaware corporation

Date:	October 31, 2006

This Amended and Restated Schedule 2 amends and restates in its entirety the Amended and Restated Schedule 2 dated January 12, 2006 to the Loan and Security Agreement dated October 5, 2005 (as amended, the “Loan Agreement”) between Silicon Valley Bank (“Bank”) and the above-borrowers (collectively, jointly and severally, the “Borrower”), and forms an integral part of the same. (Capitalized terms used herein, which are not defined, shall have the meanings set forth in the Loan Agreement.)

1	.	CREDIT LIMIT
		(Section 2.1.1):	An amount not to exceed:
			(a)	the lesser of (1) $4,000,000 at any one time outstanding
(the “Revolving Line Credit Amount”) or (2) the sum
of the following (the “Borrowing Base”):

				(i)	up to 80% (an “Advance Rate”) of the amount
of NASI Eligible Accounts, plus
				(ii)	up to 80% (an “Advance Rate”) of the amount
of NASI-CA Eligible Accounts, plus
				(iii)	up to 75% (an “Advance Rate”) of the amount
of NOMOS Eligible Accounts;

minus
		(b)	the sum of the following:
				(i)	the amount of all outstanding Letters of Credit
(including drawn but unreimbursed Letters of
Credit); plus
				(ii)	the FX Reserve; and plus
				(iii)	the aggregate amount of Cash Management
Services utilizations.
provided, however, that Bank shall have the right, in Bank’s discretion, to modify the above Advance Rates based upon the results of field audits conducted by Bank.

		Letter of Credit Sublimit
		(Section 2.1.2):	$500,000.
		Foreign Exchange Sublimit
		(Section 2.1.3):	$500,000.
		Cash Management Services Sublimit:
		(Section 2.1.4):	$500,000.

2	.	INTEREST.
		Interest Rate
		(Section 2.3(a)):	A per annum rate equal to the “Prime Rate” in effect from time
			to time; provided that if the Quick Ratio Test is not met, the
			interest rate applicable to the Obligations shall be a per annum
			rate equal to the “Prime Rate” in effect from time to time, plus
			1.50% per annum. Changes in the interest rate based on
			whether or not the Quick Ratio Test is met shall go into effect
			as of the first day of the month closest to the date Borrower’s
			financial statements, which show whether or not the Quick
			Ratio Test is met, are due, even if the delivery of the financial
			statements is delayed.

3	.	FEES (Section 2.4(a)):

		Facility Fee:	$20,000 payable on the date hereof. If at any date the Quick
Ratio Test is not met, Borrower shall pay Bank an additional
Facility Fee of $20,000 on the date Bank receives financial
statements showing the Quick Ratio Test was not met.

		Collateral Handling Fee:	None, provided that if the Quick Ratio Test is not met,
Borrower shall pay Bank a collateral handling fee in an amount equal to $2,000 per month, payable in arrears on the first day of each month with respect to the prior month. Changes in
whether or not the collateral handling fee is charged, based on whether or not the Quick Ratio Test is met shall go into effect as of the first day of the month closest to the date Borrower’s financial statements, which show whether or not the Quick
Ratio Test is met, are due, even if the delivery of the financial statements is delayed.

		Unused Line Fee:	None, provided that if the Quick Ratio Test is not met,
Borrower shall pay to Bank an unused line fee equal to the rate of one-half of one percentage point (.50%) per annum

multiplied by the amount by which the Revolving Line Credit
Amount exceeds the average daily principal balance of the
outstanding aggregate amount of the sum, without duplication, of Advances, Letters of Credit, FX Reserve and Cash
Management Services utilizations during the immediately
preceding calendar month (or part thereof), which fee shall be payable monthly in arrears on the first day of each month.
Changes in whether or not the unusued line fee is charged,
based on whether or not the Quick Ratio Test is met shall go into effect as of the first day of the month closest to the date
Borrower’s financial statements, which show whether or not
the Quick Ratio Test is met, are due, even if the delivery of the financial statements is delayed.

Termination Fee:	The "Termination Fee" that is payable as set forth in Section
2.1.1(d) shall be equal to one percent (1%) of the Revolving
Line Credit Amount in effect from time to time, providedthat no termination fee shall be charged if the credit facility
hereunder is replaced with a new facility from another division of Bank.

    None of the fees provided for in this Agreement are refundable.

4	.	MATURITY
DATE
		(Section 13.1):	October 3, 2007.

5	.	FINANCIAL COVENANTS
		(Section 6.7):	Borrower shall comply with the following financial covenant
at all times during the term of this Agreement, measured at the end of each month, and, Borrower shall provide evidence of
compliance therewith to Bank monthly and otherwise at the
request of Bank from time to time.
Minimum Tangible
		Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than
			$5,000,000	.
“Tangible Net Worth” shall mean the excess of total assets less total liabilities, determined in accordance with GAAP, with the following adjustments:

(A) there shall be excluded from assets: (i) notes,
accounts receivable and other obligations owing to
Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under
GAAP, including without limitation goodwill, licenses,
patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (iii) minority investments in other Persons.
(B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Bank or by language in the instrument evidencing the indebtedness which Bank agrees in writing is acceptable to Bank in its good faith business judgment.

Signatures on Next Page

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Schedule 2 to Loan and Security Agreement as of the date first above written.

“Borrower”:	“Bank”:

NORTH AMERICAN SCIENTIFIC, INC.	SILICON VALLEY BANK
A Delaware corporation

By /s/L.Michael Cutrer	By /s/Kurt Miklinski
President or Vice President	Title Vice President

NORTH AMERICAN SCIENTIFIC, INC.
A California corporation

By/s/L.Michael Cutrer
President or Vice President

NOMOS CORPORATION

By  /s/L.Michael Cutrer
President or Vice President